Exhibit 99.1

Tesoro Logistics LP Reports First Quarter 2015 Results

•	Net income of $74 million, or $0.63 per diluted common limited partner unit

•	Adjusted EBITDA of $168 million, up 124% year-over-year

•	Rockies natural gas business adjusted EBITDA of approximately $75 million in first full quarter

•	Distributable cash flow of $113 million, up 71% year-over-year

•	Declared quarterly distribution of $0.6950 per limited partner unit, representing an 18% year-over-year increase

•	Reaffirms full year 2015 EBITDA guidance of $625 million to $690 million, before any drop down opportunities from Tesoro

SAN ANTONIO - May 7, 2015 - Tesoro Logistics LP (NYSE: TLLP) today reported first quarter 2015 net income of $74 million, or $0.63 per diluted common limited partner unit compared to net income of $42 million, or $0.64 per diluted common limited partner unit in the first quarter 2014. Adjusted EBITDA for the first quarter 2015 was $168 million, up $93 million or 124% from the first quarter 2014.

"TLLP delivered very good results for the quarter demonstrating our ability to generate strong earnings and cash flows in the face of a challenging market environment," said Greg Goff, Chairman and Chief Executive Officer of TLLP's general partner. "The integration of our Rockies natural gas business is progressing well. The business contributed approximately $75 million of adjusted EBITDA, which includes approximately $8 million of synergies in its first full quarter. We have identified several new opportunities to expand our gathering business and improve utilization of existing natural gas pipeline and processing assets."

"We also continued to grow TLLP's business organically, with revenues from our High Plains Pipeline nearly doubling year-over-year. Further, we benefited from contributions from the West Coast Logistics Assets acquired during 2014," added Goff.

Distributable cash flow for the first quarter 2015 was $113 million, up $47 million or 71% from the first quarter 2014. On April 23, 2015, the Company announced its quarterly cash distribution of $70 million, representing $0.6950 per limited partner unit or $2.78 on an annualized basis. The declared distribution represents an 18% increase over the first quarter 2014 distribution of $0.59 per limited partner unit paid in May 2014. This also represents the 16th consecutive quarterly increase of approximately 4% or more.

First Quarter 2015 Financial and Operational Segment Results

Gathering
The Gathering segment generated $77 million of revenue in the first quarter 2015, compared to $25 million in the first quarter 2014. The year-over-year increase in revenue can be attributed to the Rockies natural gas business acquired in December 2014 as well as additional committed volumes from the High Plains Pipeline expansion completed in 2014. Adjusted EBITDA for the Gathering segment totaled $56 million in the first quarter 2015, up $43 million from the first quarter 2014.

Processing
The Processing segment generated $67 million of revenue in the first quarter 2015. Adjusted EBITDA for the Processing segment totaled $46 million in the first quarter 2015 and includes approximately $11 million in historical gas processing deficiency billings.

Terminalling and Transportation
The Terminalling and Transportation segment generated $119 million of revenue in the first quarter 2015, compared to $102 million in the first quarter 2014. The year-over-year increase in revenue can be attributed to contributions from the West Coast Logistics Assets acquisition completed in July and September 2014. Adjusted EBITDA for the Terminalling and Transportation segment totaled $78 million in the first quarter 2015, up $12 million from the first quarter 2014.

Capital Expenditures
Capital expenditures for the first quarter 2015 totaled $66 million. This includes $57 million of growth capital, of which approximately $4 million was reimbursed and $9 million of maintenance capital, of which approximately $1 million was reimbursed. First quarter 2015 growth capital spend was primarily related to the completion of the first phase of the Connolly Gathering System.

Strategic Update

On April 6, 2015, the Company announced the signing of a definitive merger agreement in which TLLP will acquire QEP Midstream Partners, LP (NYSE: QEPM) in a unit-for-unit exchange. Under the terms of the agreement, QEPM public unitholders will receive 0.3088 TLLP common units for each QEPM common unit held. The transaction is expected to close in 2015, subject to customary closing conditions, including approval by the QEPM unitholders.

TLLP announced today that the Company is evaluating additional capacity expansions on the High Plains Pipeline in the northern area of McKenzie County, North Dakota. "While we did not receive sufficient commitments for the open season we launched in December 2014, we believe the smaller, focused expansions that enhance our system capabilities and connectivity will allow us to capture additional volumes in a highly productive area of the Bakken," said Phil Anderson, President of TLLP's general partner. The projects are expected to generate attractive returns and require approximately $50 million of growth capital.

The Company still expects full year 2015 capital spending of $450 million, which includes the updated High Plains Pipeline expansion projects and other organic growth investments. TLLP expects to spend approximately $390 million of growth capital, or $380 million net of reimbursements and approximately $60 million of maintenance capital, or $40 million net of reimbursements.

TLLP continues to expect full year 2015 EBITDA of $625 million to $690 million before any drop down opportunities from Tesoro. The Company expects Tesoro to offer assets to TLLP in 2015, the acquisition of which should further strengthen TLLP's portfolio of highly committed, fee-based assets.

Public Invited to Listen to Analyst Conference Call
At 11:00 a.m. CT on May 8, 2015, TLLP will broadcast, live, its conference call with analysts regarding first quarter 2015 and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tesorologistics.com.

Twitter Communication
TLLP utilizes Twitter, in conjunction with other Regulation FD-compliant disclosure vehicles, such as press releases, 8-Ks and its investor relations web site, as part of a broader investor and stakeholder communication strategy. The Twitter page can be found at http://twitter.com/TesoroLogistics.

About Tesoro Logistics LP
Tesoro Logistics LP is a leading full-service logistics company operating primarily in the western and mid-continent regions of the United States. TLLP owns and operates a network of over 3,500 miles of crude oil, refined products and natural gas pipelines. TLLP also owns and operates 28 crude oil and refined products truck and marine terminals and has over 9 million barrels of storage capacity. In addition, TLLP owns and operates four natural gas processing complexes and one fractionation facility. TLLP is a fee-based, growth oriented Delaware limited partnership formed by Tesoro Corporation and is headquartered in San Antonio, Texas.

This earnings release contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning our ability to generate strong earnings and cash flows in the face of challenging market environments; opportunities to expand our gathering business and improve utilization of existing natural gas pipeline and processing assets; the closing of the proposed transaction with QEPM; anticipated benefits, cost and return on our revised High Plains Pipeline expansion projects; expectations regarding capital spending and reimbursements; EBITDA expectations for the business; and anticipated the offer of assets from Tesoro and the benefits of any such acquisition. For more information concerning factors that could affect these statements see our annual report on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Important Additional Information
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities or a solicitation of any vote or approval. The communication contains information relating to a proposed business combination transaction between TLLP and QEPM. TLLP and QEPM will file a proxy statement/prospectus and other documents with the SEC. INVESTORS AND SECURITY HOLDERS OF QEPM ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY PROPOSED TRANSACTION. Any definitive proxy statement (if and when available) will be mailed to unitholders of QEPM. Investors and security holders will be able to obtain free copies of these documents (if and when they become available) and other documents filed with the SEC by TLLP and/or QEPM through the website maintained by the SEC at http://www.sec.gov. Free copies of the proxy statement/prospectus (if and when available) and other documents filed with the SEC can also be obtained by directing a request to Investor Relations, Tesoro Logistics LP, 19100 Ridgewood Parkway, San Antonio, Texas 78259 or at Tesoro Logistics LP’s Investor Relations website at http://www.tesorologistics.com.

TLLP, QEPM and the directors and executive officers of their respective general partners and certain other persons may be deemed to be participants in the solicitation of proxies with respect to the proposed business combination between TLLP and QEPM. Information regarding the directors and executive officers of TLLP’s General Partner is available in TLLP’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 24, 2015. Information regarding the directors and executive officers of QEPM’s General Partner is available in QEPM’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 10, 2015. Other information regarding the participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC (if and when they become available).

Contact:
Investors:
Evan Barbosa, Investor Relations Manager, (210) 626-7202

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

Results of Operations (Unaudited)

Factors Affecting Comparability

During 2014, we entered into transactions with Tesoro and Tesoro Logistics GP, LLC (“TLGP”), our general partner, pursuant to which TLLP acquired from Tesoro three truck terminals, ten storage tanks, two rail loading and unloading facilities and a refined products pipeline (the “West Coast Logistics Assets”) effective July 1, 2014 for the terminals, storage tanks and rail facilities and effective September 30, 2014 for the refined products pipeline.

These transactions are collectively referred to as the “West Coast Logistics Assets Acquisition” and were transfers between entities under common control. Accordingly, the 2014 financial information of TLLP contained herein has been retrospectively adjusted to include the historical results of the assets acquired in the West Coast Logistics Assets Acquisition for the periods presented. We refer to the historical results of the West Coast Logistics Assets prior to its acquisition date as our “Predecessor.” Our financial results may not be comparable as our Predecessor recorded revenues, general and administrative expenses and financed operations differently than the Partnership.

On December 2, 2014, we acquired QEP Field Services, LLC (“QEPFS”), which included a 55.8% limited partner interest in QEP Midstream Partners, LP (“QEPM”) and 100% of the limited liability company interests of QEPM’s general partner, QEP Midstream Partners GP, LLC from QEP Resources, Inc. (collectively the “Rockies Natural Gas Business Acquisition”). See “Factors Affecting the Comparability of Our Financial Results” in our Annual Report on Form 10-K for the year ended December 31, 2014 for more information on the impact of the Rockies Natural Gas Business Acquisition and the acquisition of the West Coast Logistics Assets from Tesoro. As a result of the Rockies Natural Gas Business Acquisition, we introduced a new reporting segment (Processing) and acquired natural gas gathering operations which we have presented within our Gathering segment.

Non-GAAP Financial Measures

We define EBITDA as net income before depreciation and amortization expenses, net interest and financing costs and interest income. We define adjusted EBITDA as EBITDA plus or minus amounts determined to be “special items” by our management based on their unusual nature and relative significance to earnings in a certain period. We define Distributable Cash Flow as adjusted EBITDA plus or minus amounts determined to be “special items” by our management based on their relative significance to cash flow in a certain period. We have updated our presentation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to now include noncontrolling interest in these calculations. Management uses EBITDA and Adjusted EBITDA to manage our operations and business as a whole without regard to amounts attributable to noncontrolling interests. We provide complete reconciliation and discussion of items identified as special items with our presentation of adjusted EBITDA and Distributable Cash Flow. Prior periods have been adjusted to conform to current presentation. EBITDA, adjusted EBITDA and Distributable Cash Flow are not measures prescribed by U.S. GAAP but are supplemental financial measures that are used by management and may be used by external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and adjusted EBITDA will provide useful information to investors in assessing our results of operations. The U.S. GAAP measures most directly comparable to EBITDA and adjusted EBITDA are net income and net cash from operating activities. EBITDA and adjusted EBITDA should not be considered as an alternative to U.S. GAAP net income or net cash from operating activities. EBITDA and adjusted EBITDA have important limitations as analytical tools, because they exclude some, but not all, items that affect net income and net cash from operating activities.

We believe that the presentation of Distributable Cash Flow will provide useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating. The U.S. GAAP measure most directly comparable to Distributable Cash Flow is net income.

These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, because they may be defined differently by other companies in our industry, thereby diminishing their utility.

TESORO LOGISTICS LP
RESULTS OF OPERATIONS
(Unaudited) (In millions, except unit and per unit amounts)

	Three Months Ended March 31,
	2015	2014
		(Includes Predecessor)
REVENUES
Gathering	$77	$25
Processing	67	—
Terminalling and Transportation	119	102
Total Revenues	263	127
COSTS AND EXPENSES
Operating and maintenance expenses, net (a)	86	45
General and administrative expenses	25	10
Depreciation and amortization expenses	44	16
Gain on asset disposals and impairments	—	(4)
Total Costs and Expenses	155	67
OPERATING INCOME	108	60
Interest and financing costs, net (b)	(37)	(18)
Equity in earnings of unconsolidated affiliates	3	—
NET INCOME	$74	$42

Loss attributable to Predecessors	—	1
Net income attributable to noncontrolling interest	(10)	—
Net income attributable to partners	64	43
General partner’s interest in net income, including incentive distribution rights	(14)	(7)
Limited partners’ interest in net income	$50	$36

Net income per limited partner unit:
Common - basic and diluted	$0.63	$0.64
Subordinated - basic and diluted	$—	$0.64

Weighted average limited partner units outstanding:
Common units - basic	80,250,208	39,186,006
Common units - diluted	80,281,988	39,284,388
Subordinated units - basic and diluted	—	15,254,890

Cash distributions per unit paid during period (c)	$0.6675	$0.5650
_____________

(a)
Operating and maintenance expenses include imbalance settlement gains of $2 million for both the three months ended March 31, 2015 and 2014. Also includes reimbursements primarily related to pressure testing and repairs and maintenance costs pursuant to the Amended Omnibus Agreement of $6 million and $5 million for the three months ended March 31, 2015 and 2014, respectively.

(b)
The increase in net interest and financing costs during the three months ended March 31, 2015 compared to the three months ended March 31, 2014 is primarily related to the increase in outstanding debt as a result of the issuance of the senior notes used to fund the Rockies Natural Gas Business Acquisition.

(c)	On April 22, 2015, we declared a quarterly cash distribution of $0.6950 per limited partner unit for the first quarter of 2015.

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited) (In millions)

	Three Months Ended March 31,
	2015	2014
		(Includes Predecessor)
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Income attributable to partners:
Net income	$74	$42
Loss attributable to Predecessor	—	1
Depreciation and amortization expenses, net of Predecessor expense	44	16
Interest and financing costs, net of capitalized interest	37	18
EBITDA (d)	155	77
Gain on asset disposals and impairments	—	(4)
Billing of deficiency payments (e)	13	—
Inspection and maintenance expenses associated with the Northwest Products System	—	2
Adjusted EBITDA (d)	168	75
Interest and financing costs, net	(37)	(18)
Net income attributable to noncontrolling interest	(10)	—
Maintenance capital expenditures, net (g)	(9)	(2)
Other adjustments for noncontrolling interest (f)	(8)	—
Change in deferred revenue	5	—
Amortization of debt issuance costs	2	1
Reimbursement for maintenance capital expenditures (g)	1	—
Unit-based compensation expense	1	—
Proceeds from sale of assets	—	10
Distributable Cash Flow (d)	$113	$66

Reconciliation of EBITDA to Net Cash from Operating Activities:
Net cash from operating activities	$152	$69
Interest and financing costs, net	37	18
Changes in assets and liabilities	(32)	(14)
Amortization of debt issuance costs	(2)	(1)
Unit-based compensation expense	(1)	—
Earnings from unconsolidated affiliates in excess of distributions	1	—
Predecessor impact	—	1
Gain on asset disposals and impairments	—	4
EBITDA (d)	$155	$77
_____________

(d)	See “Non-GAAP Financial Measures” for a definition of EBITDA, adjusted EBITDA and Distributable Cash Flow.

(e)
Several of our contracts contain minimum volume commitments that allow us to charge the customer a deficiency payment if the customer’s actual throughput volumes are less than its minimum volume commitments for the applicable period. During 2015, we invoiced customers for deficiency payments. We did not recognize $13 million of revenue related to the billing period as it represented opening balance sheet assets for the Rockies Natural Gas Business Acquisition; however, TLLP is entitled to the cash receipt from such billing. The timing and amount of deficiency billings vary based on actual shortfall and terms under the applicable agreements.

(f)
Adjustments represent cash distributions in excess of (or less than) income attributable to noncontrolling interest and other adjustments for depreciation and maintenance capital expenditures applicable to the noncontrolling interests obtained in the December 2, 2014 Rockies Natural Gas Business Acquisition.

(g)
Maintenance capital expenditures include expenditures required to ensure the safety, reliability, integrity and regulatory compliance of our assets. Maintenance capital expenditures included in the Distributable Cash Flow calculation are presented net of Predecessor amounts.

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In millions, except volumes, revenue per barrel and revenue per MMBtu)

	Three Months Ended March 31,
	2015	2014
OPERATING SEGMENTS

GATHERING
Pipeline:
Crude oil gathering pipeline throughput (bpd)	155,882	97,991
Average crude oil gathering pipeline revenue per barrel (h)	$1.95	$1.34
Crude oil gathering pipeline revenues	$27	$12
Trucking:
Crude oil gathering trucking volume (bpd)	45,926	44,701
Average crude oil gathering trucking revenue per barrel (h)	$3.23	$3.18
Crude oil gathering trucking revenues	$14	$13
Gas gathering (i):
Gas gathering throughput (thousands of MMBtu/d)	1,020	—
Average gas gathering revenue per MMbtu (h)	$0.39	$—
Gas gathering revenues	$36	$—
Total Revenues	$77	$25
Costs and Expenses:
Operating and maintenance expenses	23	11
General and administrative expenses	3	1
Depreciation and amortization expenses	17	2
Total Costs and Expenses	43	14
GATHERING SEGMENT OPERATING INCOME	$34	$11

PROCESSING (i)
NGL sales
NGL processing throughput (bpd)	6,931	—
Average keep-whole fee per barrel of NGL (h)	$31.84	$—
NGL processing revenues	$20	$—
Fee-based processing:
Fee-based processing throughput (thousands of MMBtu/d)	689	—
Average fee-based processing revenue per MMbtu (h)	$0.46	$—
Fee-based processing revenues	$29	$—
Other processing revenues	18	—
Total Revenues	$67	$—
Costs and Expenses:
Operating and maintenance expenses	30	—
General and administrative expenses	2	—
Depreciation and amortization expenses	11	—
Total Costs and Expenses	43	—
PROCESSING SEGMENT OPERATING INCOME	$24	$—

	Three Months Ended March 31,
	2015	2014
		(Includes Predecessor)
TERMINALLING AND TRANSPORTATION
Terminalling:
Terminalling throughput (bpd) (j)	917,549	901,328
Average terminalling revenue per barrel (h) (j)	$1.10	$0.93
Terminalling revenues	$90	$76
Pipeline transportation:
Pipeline transportation throughput (bpd) (j)	818,317	817,177
Average pipeline transportation revenue per barrel (h) (j)	$0.39	$0.36
Pipeline transportation revenues	$29	$26
Total Revenues	$119	$102
Costs and Expenses:
Operating and maintenance expenses	33	34
General and administrative expenses	8	5
Depreciation and amortization expenses	16	14
Gain on asset disposals and impairments	—	(4)
Total Costs and Expenses	57	49
TERMINALLING AND TRANSPORTATION SEGMENT OPERATING INCOME	$62	$53
_____________

(h)
Management uses average revenue per barrel and average revenue per MMBtu to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate these measures; other companies may calculate these in different ways. We calculate average revenue per barrel as revenue divided by total throughput (barrels). We calculate average revenue per MMBtu as revenue divided by total throughput (MMBtu). We calculate average keep-whole fee per barrel as revenue divided by total throughput (barrels). Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as an alternative to segment operating income, revenues and operating expenses or any other measure of financial performance presented in accordance with U.S. GAAP.

(i)	Processing and gas gathering operations were acquired in the Rockies Natural Gas Business Acquisition on December 2, 2014.

(j)	The Terminalling and Transportation segment includes predecessor results of operations and volumes related to the West Coast Logistics Assets from January 1, 2014 through March 31, 2014.

TESORO LOGISTICS LP
RECONCILIATION TO AMOUNTS UNDER U.S. GAAP
(Unaudited) (In millions)

	Three Months Ended March 31,
	2015	2014
Reconciliation of Gathering Segment Adjusted EBITDA to Operating Income:
Gathering segment operating income	$34	$11
Depreciation and amortization expenses	17	2
Equity in earnings of unconsolidated affiliates	3	—
Gathering Segment EBITDA (d)	54	13
Billing of deficiency payment (e)	2	—
Gathering Segment Adjusted EBITDA (d)	$56	$13

	Three Months Ended March 31,
	2015	2014
Reconciliation of Processing Segment EBITDA to Operating Income:
Processing segment operating income	$24	$—
Depreciation and amortization expenses	11	—
Processing Segment EBITDA (d)	35	—
Billing of deficiency payment (e)	11	—
Processing Segment Adjusted EBITDA (d)	$46	$—

	Three Months Ended March 31,
	2015	2014
		(Includes Predecessor)
Reconciliation of Terminalling and Transportation Segment Adjusted EBITDA to Operating Income:
Transportation and terminalling segment operating income	$62	$53
Loss attributable to Predecessor	—	1
Depreciation and amortization expenses	16	14
Terminalling and Transportation Segment EBITDA (d)	78	68
Gain on asset disposals and impairments	—	(4)
Inspection and maintenance expenses associated with the Northwest Products System	—	2
Terminalling and Transportation Segment Adjusted EBITDA (d)	$78	$66

TESORO LOGISTICS LP
SELECTED FINANCIAL DATA
(Unaudited) (In millions)

	Three Months Ended March 31,
	2015	2014
Capital Expenditures (k)		(Includes Predecessor)
Growth	$57	$24
Maintenance (g)	9	2
Total Capital Expenditures	$66	$26

	Three Months Ended March 31,
	2015	2014
Capital Expenditures, net of reimbursements (k)		(Includes Predecessor)
Growth	$53	$22
Maintenance (g)	8	2
Total Capital Expenditures	$61	$24
_____________
(k) Total capital expenditures for the three months ended March 31, 2014 includes spending related to the Predecessor prior to each respective acquisition date. These expenditures were primarily for maintenance capital projects, and were less than $1 million for the three months ended March 31, 2014.

	Three Months Ended March 31,
	2015	2014
		(Includes Predecessor)
General and Administrative Expenses
Gathering	$3	$1
Processing	2	—
Terminalling and Transportation	8	5
Unallocated	12	4
Total General and Administrative Expenses	$25	$10

TESORO LOGISTICS LP
BALANCE SHEET DATA
(Unaudited) (In millions)

	March 31, 2015	December 31, 2014
Cash and cash equivalents	$16	$19
Debt, net of unamortized issuance costs (l)	2,520	2,544
_____________
(l) Total debt, net of unamortized issuance costs includes $235 million and $260 million of borrowings outstanding under our revolving credit facility as of March 31, 2015 and December 31, 2014, respectively. We have retrospectively adjusted the December 31, 2014 balance to be reflected net of unamortized issuance costs to conform to current year presentation.

TESORO LOGISTICS LP
RECONCILIATION OF EBITDA TO AMOUNTS UNDER U.S. GAAP
(Unaudited) (In millions)

Reconciliation of EBITDA to Net Income:	Rockies Natural Gas Business Q1 2015 EBITDA attributable to TLLP

Net income	$38
Add: Depreciation and amortization expenses	24
EBITDA (d)	$62
Add: Billing of deficiency payment	13
Adjusted EBITDA (d)	$75

Reconciliation of Forecasted 2015 Base annual EBITDA to Forecasted Net Income:	Tesoro Logistics LP Annual Expected EBITDA

Forecasted net income	$ 257 - 322
Add: Depreciation and amortization expenses	202
Add: Interest and financing costs, net	166
Forecasted 2015 Base annual EBITDA (d)	$ 625 - 690